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                                                                   EXHIBIT 10.19







                          GAYLORD ENTERTAINMENT COMPANY

                       RETIREMENT BENEFIT RESTORATION PLAN








                        AS AMENDED AND RESTATED EFFECTIVE
                                 JANUARY 1, 1995


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                                    CONTENTS

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SECTION                                                                  PAGE

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     1.      Definitions  ................................................ 1

     2.      Administration  ............................................. 2

     3.      Eligibility to Participate  ................................. 2

     4.      Amount of Benefit  .......................................... 3

     5.      Payment of Benefits  ........................................ 4

     6.      Adjustment to Benefits  ..................................... 4

     7.      Cost-of-Living Adjustment in Amount of Benefit  ............. 4

     8.      Participant's Rights  ....................................... 5

     9.      Amendment and Discontinuance  ............................... 5

    10.      Restrictions on Assignment  ................................. 5

    11.      Continued Employment  ....................................... 6

    12.      Liability of Benefit Trust Committee  ....................... 6

    13.      Indemnification  ............................................ 6

    14.      Distribution in the Event Participation Is Disallowed  ...... 6

    15.      Binding on Employer, Employees, and Their Successors  ....... 7

    16.      Laws Governing  ............................................. 7



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================================================================================
     THE PURPOSE OF THE GAYLORD ENTERTAINMENT COMPANY RETIREMENT BENEFIT RESTORATION PLAN (THE "PLAN") IS TO PROVIDE DEFERRED COMPENSATION TO A SELECT GROUP OF MANAGEMENT AND HIGHLY COMPENSATED EMPLOYEES WHOSE BENEFITS UNDER THE QUALIFIED RETIREMENT PLAN WOULD BE RESTRICTED (WHETHER OR NOT
     SUCH EMPLOYEE IS ACTUALLY A PARTICIPANT IN THE QUALIFIED RETIREMENT PLAN) DUE TO THE LIMITATIONS IMPOSED BY THE INTERNAL REVENUE CODE, SO THAT THE TOTAL PENSION AND PENSION-RELATED BENEFITS OF SUCH PARTICIPANT CAN BE DETERMINED ON THE SAME BASIS AS APPLICABLE TO PARTICIPANTS IN THE QUALIFIED RETIREMENT PLAN WHOSE BENEFITS ARE NOT RESTRICTED BECAUSE OF SUCH LIMITATIONS.
================================================================================


  1.     DEFINITIONS

         As used in this document, unless otherwise defined or required by the context, the following terms have the meanings set forth in this section.

                  (a) "AVERAGE ANNUAL COMPENSATION" has the same meaning as in the Qualified Retirement Plan, except the dollar limitations on compensation contained therein will not apply.

                  (b) "BENEFICIARY" means "Eligible Spouse" as defined in the Qualified Retirement Plan.

                  (c)      "COMPANY" means Gaylord Entertainment Company.

                  (d) "EMPLOYER" means the Company and those companies affiliated with the Company whose Employees are covered by the Qualified Retirement Plan.

                  (e) "JOINT & SURVIVOR PENSION" means monthly pension benefit payable for as long as either the Participant or the Participant's Beneficiary is alive.

                  (f) "NLT PLAN" means the Opryland USA Inc. Special Executive Retirement Plan.

                  (g)      "NONQUALIFIED PLANS" have the meaning set forth in
                           Section 6.

                  (h) "NONQUALIFIED SAVINGS PLAN" means the Gaylord Entertainment Company Supplemental Deferred Compensation Plan.

                  (i) "PARTICIPANT" means an individual who participates in this Plan in accordance with the provisions of
                           Section 3 hereof and whose interest hereunder has not been fully paid.

                  (j) "PLAN" means the Gaylord Entertainment Company Retirement Benefit Restoration Plan.

                  (k) "QUALIFIED RETIREMENT PLAN" means the Retirement Plan for Employees of Gaylord Entertainment Company and Affiliated and Adopting Companies, or any successor plan. Any references herein to specific sections of the Qualified Retirement Plan will be deemed to include comparable provisions of any successor plan.


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                  (l)      "QUALIFIED SAVINGS PLAN" means the Gaylord
                           Entertainment Company 401(k) Savings Plan, or any successor plan. Any references herein to specific sections of the Qualified Savings Plan will be deemed to include comparable provisions of any successor plan.

         All other terms used in this Plan shall have the same meaning assigned to them under the provisions of the Qualified Retirement Plan unless otherwise qualified by the context.

  2.     ADMINISTRATION

         This Retirement Benefit Restoration Plan will be administered by the Benefit Trust Committee that administers the Qualified Retirement Plan. The Benefit Trust Committee will administer the Retirement Benefit Restoration Plan in a manner consistent with the administration of the Qualified Retirement Plan, except the Retirement Benefit Restoration Plan will be administered as an unfunded plan which is not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code. The Benefit Trust Committee will have full power and authority to interpret, construe and administer the Retirement Benefit Restoration Plan; and the Benefit Trust Committee's interpretations and construction hereof, and of the payments to be made hereunder, will be binding and conclusive on all persons for all purposes.

  3.     ELIGIBILITY TO PARTICIPATE

         (a)      AUTOMATIC PARTICIPATION

                  Employees who were Participants in the Qualified Retirement Plan on January 1, 1995, and Employees who thereafter became Participants in the Qualified Retirement Plan, whose pension or pension-related benefits under the Qualified Retirement Plan are limited because of (i) the maximum amount of retirement income limitations imposed by Section 415 of the Internal Revenue Code, and/or (ii) the limitation imposed by
                  Section 401(a)(17) of the Internal Revenue Code on the amount of compensation that may be taken into account under the Qualified Retirement Plan will automatically become Participants in this Plan on the first day such Employees' benefits become so limited.

         (b)      ADDITIONAL PARTICIPANTS

                  In addition, the Benefit Trust Committee may designate as a Participant in this Plan any Employee the Benefit Trust Committee determines is a member of a select group of management or highly compensated employees within the meaning of ERISA Sections 201(2), 301(a)(3), and 401(a)(1).

                  With respect to a Participant who is not a participant in the Qualified Retirement Plan, such Participant's monthly benefit under the Qualified Retirement Plan for purposes of the calculation in Section 4 will be the monthly benefit that such Participant would have been entitled to receive if he was a participant in the Qualified Retirement Plan based on (i) such Participant's active service with an Employer, and (ii) such Participant's compensation with an Employer.


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  4.     AMOUNT OF BENEFIT

         The benefits payable to a Participant, or to his Beneficiary, under this Plan will equal the excess, if any, of:

         (i) The benefits that would have been paid to such Participant, or on his behalf to his Beneficiary, under the Qualified Retirement Plan, if the provisions of the Qualified Retirement Plan were administered without regard to the maximum amount of retirement income limitations imposed by Section 415 of the Internal Revenue Code and without the limitation imposed by
                  Section 401(a)(17) of the Internal Revenue Code on the amount of his compensation that may be taken into account under the Qualified Retirement Plan over

         (ii) The benefits that are payable to such Participant, or on his behalf to his Beneficiary, under the Qualified Retirement Plan.

         If a Participant's Total Annual Benefit (as defined below) exceeds forty-five percent (45%) of the Participant's Average Annual Compensation, the Participant's benefit under this Plan will be reduced until such Total Annual Benefit equals forty-five percent (45%) of Average Annual Compensation.

         "Total Annual Benefit" means the total annual benefit the Participant would receive under the following plans and from the following sources if each benefit not already expressed as a single life annuity were converted to a single life annuity:

                  (a)      this Plan;

                  (b)      the Qualified Retirement Plan;

                  (c) the employer matching contributions account under the Qualified Savings Plan and the Nonqualified Savings Plan;

                  (d)      the NLT Plan; and

                  (e) one half of the Participant's Social Security benefit.

         For purposes of this Section, the annuity represented by a Participant's employer matching contributions account under the Qualified Savings Plan and Nonqualified Savings Plan will be deemed to equal one-third of one percent (1/3%) of the Participant's Average Annual Compensation multiplied by the Participant's Years of Benefit Service earned with an Employer after October 1, 1980.

         For purposes of this Section, a Participant's annual Social Security Benefit will be determined based upon estimated compensation histories in accordance with the rules in this paragraph. The pre-separation or pre-retirement compensation history is estimated by applying a salary scale, projected backwards, to the Participant's compensation (as defined in Section 3.03 of Revenue Ruling 71-446) at separation or retirement. The salary scale represents the actual change in the average wages from year to year as used by the Social Security Administration to determine earnings index factors for Social Security Average Indexed Monthly Earnings. The determination of the amount of a Participant's Social Security Benefit will be made by the Benefit Trust Committee.


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  5.     PAYMENT OF BENEFITS

         Benefits under this Plan will be paid in the form of a Joint and Survivor Pension at the same time as retirement benefits are payable to a Participant, or on his behalf to his Beneficiary, under the Qualified Retirement Plan.

         If the benefits payable to a Participant under the Qualified Retirement Plan are attributable to periods of employment with more than one Employer, the amounts payable to such Participant under this Plan will be apportioned among such Employers on an equitable basis determined by the Benefit Trust Committee in its sole and absolute discretion.

         All benefits payable under this Plan will be payable at the same time or times as benefits payable under the Qualified Retirement Plan, and such benefits payable under this Plan will be actuarially adjusted, as provided in the Qualified Retirement Plan, to reflect the time in which paid.

  6.     ADJUSTMENT TO BENEFITS

         The Company currently sponsors, and in the future may sponsor, other deferred compensation plans that are not qualified under Code Section 401(a) (collectively, "Nonqualified Plans"). The Benefit Trust Committee, in its sole and absolute discretion, may adjust (but is not required to adjust) the benefits of a Participant under this Plan to take into account benefits provided to such Participant under other Nonqualified Plans, if in the best judgment of the Benefit Trust Committee such adjustment would be necessary or advisable to carry out the intent of this Plan. The Benefit Trust Committee will exercise its discretion hereunder in a uniform and nondiscriminatory manner.

  7.     COST-OF-LIVING ADJUSTMENT IN AMOUNT OF BENEFIT

         In the event that the maximum amount of retirement income limitation of
         Section 415 of the Code as set forth in the Qualified Retirement Plan is increased after the date of commencement of the Participant's retirement benefit pursuant to the provisions of Section 415(d) of the Code and if, as a result of such increase, the amount of his retirement income or other benefit payable under the Qualified Retirement Plan is increased, the amount of the retirement benefit or other benefit payable to or on behalf of the Participant under this Plan will be correspondingly reduced. If, because the date the amount of such cost-of-living adjustment is announced by the Internal Revenue Service is after the effective date of such adjustment, or because of any other reason, the Participant or his Beneficiary has received a retroactive increase in the amount of the benefit payable on his behalf under the Qualified Retirement Plan that causes the benefits that he receives under this Plan to be in excess of the amounts that are due under this Plan, the excess of the benefits that have actually been paid to or on behalf of the Participant under this Plan over the amounts that are due under this Plan will be forfeited and must be refunded to the Employer by the Participant or, if applicable, his Beneficiary in a manner suitable to the Benefit Trust Committee.


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  8.     PARTICIPANT'S RIGHTS

         A Participant's rights under this Plan will be the same as a Participant's rights under the Qualified Retirement Plan, except that he will not be entitled to any payments from the trust fund maintained under the Qualified Retirement Plan on the basis of any benefits to which he may be entitled under this Plan. All benefits payable under this Plan to or on behalf of Participants who are Employees of a particular Employer will be paid from the general assets of that Employer. An Employer will not be required to set aside any funds to discharge its obligations hereunder, but the Employer may set aside such funds if it chooses to do so. Any setting aside of amounts by an Employer with which to discharge its obligations hereunder will not be deemed to create a trust, and legal and equitable title to any funds so set aside will remain subject to the claims of the general creditors of the Employer, present and future. No Employee or any other person will have, under any circumstances, any interest whatever in any particular property or assets of the Employer by virtue of this Plan, and the rights of the Employee, his Beneficiary, or any other person who may claim a right to receive benefits under this Plan will be no greater than the rights of an unsecured general creditor of the Employer.

  9.     AMENDMENT AND DISCONTINUANCE

         The Benefit Trust Committee may at any time amend or terminate this Plan. However, if this Plan should be amended or terminated, each Employer will remain liable for any benefits accrued by its Employees under this Plan (determined in the case of a Participant in the active service of the Employer on the basis of such Participant's presumed termination of employment as of the date of such amendment or discontinuance) as of the date of such action.

         The Benefit Trust Committee reserves the right, in its sole and absolute discretion, to accelerate the payment of any benefits under this Plan without the consent of the Participant, his Beneficiary or any other person claiming through the Participant. Any computations under this paragraph will be performed on an actuarially equivalent basis, using the following assumptions:

                  Mortality: 1983 Group Annuity Mortality Table for Males

                  Interest:  the rate of interest on 30-year Treasury securities on the first day of the month preceding the month of distribution, plus 1.5%.


  10.    RESTRICTIONS ON ASSIGNMENT

         The benefits provided hereunder are intended for the personal security of persons entitled to payment under this Plan and are not subject in any manner to the debts or other obligations of the persons to whom they are payable. The interest of a Participant or his Beneficiary may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same will be null and void; neither will the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements


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         or torts of any person to whom such benefits or funds are payable, nor will they be subject to garnishment, attachment, or other legal equitable process, nor will they be an asset in bankruptcy, except that no amount will be payable hereunder until and unless any and all amounts representing debts or other obligations owed to any Employer or any affiliate of any Employer by the Employee with respect to whom such amount would otherwise be payable will have been fully paid and satisfied.

  11.    CONTINUED EMPLOYMENT

         Nothing contained in this Plan will be construed as conferring upon any Employee the right to continue in the employ of any Employer in any capacity.

  12.    LIABILITY OF BENEFIT TRUST COMMITTEE

         Unless resulting from his own fraud or willful misconduct, no member of the Benefit Trust Committee will be liable for any loss arising out of any action taken or failure to act by the Benefit Trust Committee or a member of such committee in connection with this Plan. The Benefit Trust Committee, each individual member of such committee, and any agent thereof will be fully protected in relying upon the advice of the following professional consultants or advisors employed by the Employer, or the Benefit Trust Committee: any attorney insofar as legal matters are concerned, any accountant insofar as accounting matters are concerned, and any actuary insofar as actuarial matters are concerned.

  13.    INDEMNIFICATION

         The Employers hereby jointly and severally indemnify and agree to defend and hold harmless the members of the Benefit Trust Committee, and all directors, officers, and employees of an Employer or such committee against any loss, claim, cost, expense (including attorneys' fees), judgment or liability arising out of any action taken or failure to act by the Benefit Trust Committee, or any such individual in connection with this Plan; provided, however, that this indemnity will not apply to an individual if such loss, claim, cost, expense, judgment or liability is due to such individual's fraud or willful misconduct.

  14.    DISTRIBUTION IN THE EVENT PARTICIPATION IS DISALLOWED

         Notwithstanding any provision herein to the contrary, in the event that the Benefit Trust Committee, in its sole and absolute discretion, determines that the participation of any Participant in this Plan may cause this Plan to fail to be exempt from the requirements of Parts 2, 3, and 4 of Subtitle B of Title I of ERISA as either (i) an unfunded plan of deferred compensation for a select group of management or highly compensated employees, or (ii) an excess benefit plan as defined in Section 3(36) of ERISA, such Participant will cease to be a Participant in this Plan as of the date such determination is


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         made by the Benefit Trust Committee, and as soon as administratively practical, the actuarially equivalent single-sum value of the benefit that he has accrued as of the date of such determination under this Plan will be paid to such Participant (or to his Beneficiary in the event of his death) in a single cash payment in lieu and in full satisfaction of all of his rights and interest under this Plan.

  15.    BINDING ON EMPLOYER, EMPLOYEES, AND THEIR SUCCESSORS

         This Plan will be binding upon and inure to the benefit of the Company and to any other Employer participating in this Plan, their successors and assigns, and the employee and his heirs, executors, administrators, and duly appointed legal representatives.

  16.    LAWS GOVERNING

         This plan will be construed in accordance with and governed by the laws of the State of Tennessee.